ADDITIONAL ANSWERS TO FORM N-SAR
                                       for
                    STATE STREET RESEARCH INSTITUTIONAL FUNDS

Item 77: Attachments

77.B.  Accountant's Report on Internal Control
77 Q3. CEO/CFO Certification

See "Report On Special Meeting of Shareholders" in the Report to Shareholders for the period ended January 31, 2003, for the State Street Research Institutional Funds, which Reports on Special Meetings of Shareholders are incorporated by reference herein.